SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2012

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York (Address of principal executive offices)	12540 (Zip code)

Registrant’s telephone number, including area code:  (845) 454-3703

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMAND SECURITY CORPORATION
FORM 8-K
CURRENT REPORT

Table of Contents

Page

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01 Financial Statements and Exhibits	4

Signature	4

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  Effective January 3, 2012, the registrant entered into an employment agreement (the “Employment Agreement”) with Craig P. Coy, pursuant to which Mr. Coy became the registrant's Chief Executive Officer.  The employment agreement has a term of three years (subject to earlier termination or resignation as provided in such agreement).  Under the Employment Agreement, Mr. Coy will be paid an annual base salary of $350,000, and he will be eligible for an annual target bonus of up to 75% of his annual base salary if the registrant has achieved the targets (the “Bonus Targets”) to be set forth in an executive bonus plan to be implemented on or prior to March 31, 2012 by the registrant’s board of directors, in consultation and agreement with Mr. Coy, subject to certain terms and conditions set forth in the Employment Agreement.  In addition, pursuant to the Employment Agreement, Mr. Coy was granted an option (the “Option”) to purchase an aggregate of 600,000 shares of the registrant’s common stock (the “Option Shares”), of which (A) forty percent (40%) of the Option Shares will have an exercise price/share based upon the average closing price of the registrant’s common stock on the NYSE/AMEX for the 20 trading days immediately preceding the January 3, 2012; (B) thirty percent (30%) of the Option Shares will have an exercise price/share of $2.30; and (C) the balance of the Option Shares will have an exercise price/share of $3.00.

Except as provided in the Employment Agreement, the Option will vest, and may be exercised by Mr. Coy, during the time and so long as Mr. Coy is employed by the registrant as its Chief Executive Officer, with respect to (A) one-third (1/3rd) of the Option Shares (ratably, across all exercise prices) following the end of the first 12-month period of the Employment Agreement; (B) an additional one-third (1/3rd) of the Option Shares (ratably, across all exercise prices) following the end of the second 12-month period of the Employment Agreement; and (C) an additional one-third (1/3rd) of the Option Shares (ratably, across all exercise prices) following the end of the third 12-month period of the Employment Agreement.  Notwithstanding the foregoing, the Option will expire 10 years from the date of grant, subject to acceleration or termination under certain circumstances as provided in the Employment Agreement.

Prior to joining the Company, Mr. Coy served as President and Chief Operating Officer of L-3's Homeland Security Group. Prior to joining L-3, Mr. Coy served as the chief executive officer of the Massachusetts Port Authority (Massport), where he oversaw Logan International Airport, the Port of Boston, the Tobin Bridge and Hanscom Field in Bedford. At Massport, Mr. Coy led the implementation of Logan's nationally recognized 100% bag screening program, the nation's first permanent system approved for a major U.S. international airport. Prior to that, he served as chief executive officer and president of HR Logic, Inc., before which, he spent eight years providing logistical support, maintenance and training services to the aerospace industry as vice president and general manager for Lear Siegler Services, Inc.  Mr. Coy served in the U.S. Coast Guard (the “USCG”) for more than 20 years in various capacities, including Chief Operating Officer for activities in Europe and Director of the Commandant's Strategic Planning Office.  In 1983, he became the first USCG officer ever to be selected as a White House Fellow and worked with President Ronald Reagan's domestic policy advisor, before going on to serve as deputy director for Counter Terrorism at the National Security Council.

(d)  Effective January 3, 2012, Craig P. Coy was appointed by the registrant’s board of directors (the “Board”) to Class I of the Board.

Item 9.01.      Financial Statements and Exhibits

(c)  Exhibits:

99.1	Press Release dated January 3, 2012 announcing Mr. Coy’s appointment to the registrant’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     January 3, 2012

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
	Name:	Barry Regenstein
	Title:	President and
Chief Financial Officer